UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2014

SYNTA PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33277	04-3508648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Hartwell Avenue

Lexington, MA  02421

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 274-8200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                   Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of stockholders on June 12, 2014 (the “Annual Meeting”), at which a quorum was present, the stockholders of the Company voted on and approved the following matters, which are described in detail in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 30, 2014 (the “Proxy Statement”): (1) to elect Donald W. Kufe, M.D. and William S. Reardon, C.P.A. as Class I directors to each serve for a three-year term expiring at the Company’s annual meeting of stockholders in 2017, and until their successors have been elected and qualified, or until their earlier death, resignation, retirement or removal (“Proposal 1”); (2) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 (“Proposal 2”); and (3) to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement (“Proposal 3”).

The tabulation of votes with respect to the proposals was as follows:

Proposal 1 — Election of Directors:

	For	Withheld	Broker Non-Votes
Donald W. Kufe, M.D.	44,773,246	225,085	29,966,053
William S. Reardon, C.P.A.	44,786,542	211,789	29,966,053

Proposal 2 — Ratification of Independent Registered Public Accounting Firm:

For	Against	Abstain
74,647,455	269,002	47,927

Proposal 3 — Advisory Vote on Approval of Executive Compensation:

For	Against	Abstain	Broker Non-Votes
43,066,203	1,783,865	148,263	29,966,053

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTA PHARMACEUTICALS CORP.

Dated: June 17, 2014	/s/ Keith S. Ehrlich
Keith S. Ehrlich
Vice President, Finance and Administration
Chief Financial Officer

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